       COVER


As filed with the Securities and Exchange Commission on November 6, 1998
                                     Registration No. 333-________


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ____________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                         LEGG MASON, INC.
      (Exact name of registrant as specified in its charter)

            MARYLAND                                    52-1200960
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)


            100 Light Street, Baltimore, Maryland 21202
       (Address of Principal Executive Offices)   (Zip Code)


                         THE LEGG MASON
                  PROFIT SHARING PLAN AND TRUST
                    (Full Title of the Plan)


                    THEODORE S. KAPLAN, ESQUIRE
             Senior Vice President and General Counsel
                         Legg Mason, Inc.
                         100 Light Street
                    Baltimore, Maryland  21202
              (Name and address of agent for service)

                            (410) 539-0000
   (Telephone number, including area code, of agent for service)

                        ______________________

                     CALCULATION OF REGISTRATION FEE



                                      Proposed       Proposed
 Title of            Amount           Maximum         Maximum      Amount of
Securities to        to be         Offering Price    Aggregate    Registration
be Registered (1)  Registered (2)   Per Share (3)  Offering Price     Fee



Common Stock       1,000,000 shs.    $25.5625      $25,562,500    $7,106.38
($.10 Par Value)



(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to The Legg Mason Profit Sharing Plan and Trust (the "Plan").

(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low sale prices for Legg Mason, Inc. common stock on the New York Stock Exchange on November 3, 1998.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in The Legg Mason Profit Sharing Plan and Trust (the "Plan") pursuant to Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Legg Mason, Inc. (the
"Company") with the Commission are incorporated herein by reference and made a part hereof:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

          (c) The description of the Company's common stock, $.10 par value, contained in Amendment No. 4 to the Company's
Application for Registration on Form 8-A, filed April 25, 1997.

          In addition to the foregoing, all documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Experts

          The consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of March 31, 1998 and 1997 and for each of the years in the three-year period ended March 31, 1998, included in the Company's Annual

Report on Form 10-K for the fiscal year ended March 31, 1998, have been incorporated by reference in this Registration Statement in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

     Item 4.   Description of Securities.

          Not Applicable.

     Item 5.   Interests of Named Experts and Counsel.

          The validity of the shares of the Company's common stock registered hereby that will be newly issued by the Company have been passed upon for the Company by Theodore S. Kaplan, Esq., the Company's General Counsel. Mr. Kaplan beneficially owns, or has rights to acquire under the Plan, less than one percent of the common stock of the Company.

     Item 6.   Indemnification of Directors and Officers.

          Section 2-418 of the Maryland General Corporation Law
("Section 2-418") establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted or failed to act in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act or omission was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by
Section 2-418. Section 2-418 also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in Section 2-418 does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

          The Registrant's By-Laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

          The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate maximum coverage of $35,000,000.

          The foregoing summaries are subject to the complete text of the statute, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

     Item 7.   Exemption from Registration Claimed.

          Not Applicable.

     Item 8.   Exhibits.

                         Description of
Exhibit Number              Document

     4 The Legg Mason Profit Sharing Plan and Trust, as amended.

     5              Opinion of Theodore S. Kaplan, Esq.,
                    Senior Vice President and
                    General Counsel of the Registrant.

     23(a)          Consent of PricewaterhouseCoopers LLP,
                    independent public accountants.

     23(b)          Consent of Theodore S. Kaplan, Esq.
                    (included in Exhibit 5).

     24             Powers of Attorney of certain directors
                    of the Registrant (included on signature pages hereto).


          The Company has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

     Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(i)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange

Act that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 6th day of November, 1998.

                              LEGG MASON, INC.



                              By: /s/Theodore S. Kaplan
                                  Theodore S. Kaplan
                                  Senior Vice President


                           POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. Mason, Richard J. Himelfarb and Theodore S. Kaplan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                    Date



/s/ Raymond A. Mason          Chairman of the Board,   November 6, 1998
Raymond A. Mason              President and Chief
                              Executive Officer
                              (Principal Executive
                              Officer)



[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]



/s/ F. Barry Bilson           Vice President -         November 6, 1998
F. Barry Bilson               Finance
                              (Principal Financial
                              and Accounting Officer)



/s/ Harold L. Adams           Director                 November 6, 1998
Harold L. Adams



/s/ Charles A. Bacigalupo     Director                 November 6, 1998
Charles A. Bacigalupo



/s/ James W. Brinkley         Director                 November 6, 1998
James W. Brinkley



/s/ Edmund J. Cashman, Jr.    Director                 November 6, 1998
Edmund J. Cashman, Jr.



/s/ Harry M. Ford, Jr.        Director                 November 6, 1998
Harry M. Ford, Jr.



/s/ Richard J. Himelfarb      Director                 November 6, 1998
Richard J. Himelfarb



/s/ John E. Koerner, III      Director                 November 6, 1998
John E. Koerner, III



[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]



/s/ W. Curtis Livingston      Director                 November 6, 1998
W. Curtis Livingston



/s/ Edward I. O'Brien         Director                 November 6, 1998
Edward I. O'Brien



                              Director                 November __, 1998
Peter F. O'Malley



/s/ Nicholas J. St. George    Director                 November 6, 1998
Nicholas J. St. George



/s/ Roger W. Schipke          Director                 November 6, 1998
Roger W. Schipke



/s/ Margaret DeB. Tutwiler    Director                 November 6, 1998
Margaret DeB. Tutwiler



/s/ James E. Ukrop            Director                 November 6, 1998
James E. Ukrop



/s/ William Wirth             Director                 November 6, 1998
William Wirth

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees of the Plan have duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 6th day of November, 1998.


                         THE LEGG MASON PROFIT SHARING PLAN AND TRUST



                         By: /s/ F. Barry Bilson
                             F. Barry Bilson
                             Plan Administrator

                              EXHIBIT INDEX


                         Description of
Exhibit Number              Document

     4 The Legg Mason Profit Sharing Plan and Trust, as amended.

     5              Opinion of Theodore S. Kaplan, Esq.,
                    Senior Vice President and
                    General Counsel of the Registrant.

     23(a)          Consent of PricewaterhouseCoopers LLP,
                    independent public accountants.

     23(b)          Consent of Theodore S. Kaplan, Esq.
                    (included in Exhibit 5).

     24             Powers of Attorney of certain directors
                    of the Registrant (included on signature pages hereto).